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                                 EXHIBIT 23.2
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              [LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this post effective amendment to the registration statement on Form S-4 (File No. 333-58373) of our report dated January 26, 1998, on our audits of the financial statements of Susquehanna Bancshares, Inc. We also consent to the references to our firm under the caption "Experts" in the registration statement which is incorporated by reference in this post effective amendment.

                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
December 14, 1998